Exhibit 10.4.3

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is made and entered into this 11th day of July, 2006, by and between Thomas J. Hilb, individually, and Thomas J. Hilb, as Trustee of the Connie Hilb Trust (hereinafter referred to as “Landlord”) and Sport-Haley, Inc., a Colorado corporation (hereinafter referred to as “Tenant”).

RECITALS

A.            On July 29, 1994, Landlord and Tenant entered into a Lease Agreement (the “Lease”) relating to the lease of 66,640 square feet of the property located at 4600 East 48th Avenue, Denver, Colorado 80216 (the “Premises”).  The Lease was amended by an Amendment to Lease Agreement dated January 12, 1996, under which Tenant exercised its option to lease an additional 15,860 square feet (the “Additional Space”) within the building (the “First Amendment”).  The Lease was further amended by a Second Amendment to Lease Agreement dated September 28, 2001 in which Tenant extended the term of the Lease to 12:00 a.m. October 31, 2006 and relinquished the Additional Space to the Landlord (the “Second Amendment”).

B.            The parties desire to amend the Lease to provide for an additional five (5) year term and to rent the Premises and the Additional Space (a total of 82,500 square feet) (the “Total Premises”) under the terms and provisions of the original Lease and this Third Amendment.

C.            The parties desire to reduce their understanding to a written amendment to the Lease.

D.            Any capitalized terms not otherwise defined in this Third Amendment shall have the meanings provided in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, together with the mutual promises contained herein, the parties hereto do hereby agree as follows:

1.             The definition of Premises set forth in paragraph 1 of the Lease shall be the description of the Total Premises (82,500 square feet).

2.             The term of the Lease is hereby extended to twelve o’clock a.m. October 31, 2011 (the “Extended Term”) unless terminated sooner as herein provided.

3.             Paragraph 3 of the Lease is hereby deleted and replaced with the following:

a.             From the date of this Third Amendment through October 31, 2006, Tenant shall pay to Landlord equal monthly installments of $22,740.84 in advance, without notice, without any set-off or deduction whatsoever, commencing on the first day of the month following the date of this Third Amendment and continuing on the first day of each month thereafter through and including October 1, 2006.

b.             From November 1, 2006 through October 31, 2007, Tenant shall pay to Landlord the sum of $272,250.00 ($3.30 per square foot per annum) payable in equal monthly installments of $22,687.50 in advance, without notice, without any set-off or deduction whatsoever, commencing on November 1, 2006 and continuing on the first day of each month thereafter through and including October 1, 2007.

c.             From November 1, 2007 through October 31, 2008, Tenant shall pay to Landlord the sum of $280,500.00 ($3.40 per square foot per annum) payable in monthly installments of $23,375.00 in advance, without notice, without any set-off or deduction whatsoever, commencing November 1, 2007, and on the first day of each month thereafter through and including October 1, 2008.

d.             From November 1, 2008 through October 31, 2011, Tenant shall pay to Landlord the sum of $288,750.00 ($3.50 per square foot per annum) payable in monthly installments of $24,062.50 in advance, without notice, without any set-off or deduction whatsoever, commencing November 1, 2008, and on the first day of each month thereafter through and including October 1, 2011.

e.             Said Rental Payments shall be made at the office of the Landlord located at 1529 Market Street, Denver, Colorado 80202 or at such other place as Landlord may designate in writing from time to time. Said payments shall be in lawful money of the United States.

4.             Tenant’s Proportionate Share shall be one hundred percent (100%), as set forth in the Lease Section 6(a)(i).

5.             The Tenant accepts the Premises in an “AS IS” condition. Tenant acknowledges and agrees that it shall not receive any Tenant finish allowance and that Landlord shall not make any improvements to the Total Premises.

6.             Section 17 of the Lease is amended to provide notice to the Landlord as follows:

Landlord	Thomas J. Hilb
1529 Market Street
Denver, Colorado 80202

With a copy to:	Moye White LLP
1400 Sixteenth Street 6th floor
Denver, Colorado 80202
Attn: Jamie Orcutt and John E. Moye

7.             Except as otherwise provided in this Third Amendment, the Lease is extended for the Extended Term on the same terms and conditions of the Lease, it being specifically intended that any amendments or modifications of the Lease made by the First Amendment and Second Amendment are null and void and of no further force or effect.

8.             To the extent that any provisions contained in this Third Amendment are inconsistent with any of the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall control.

9.             This Third Amendment shall be construed in accordance with the laws of the State of Colorado.

10.           This Agreement shall be binding on the heirs, successors and assigns of the parties hereto.

11.           Except as modified or amended by this Third Amendment, in all other respects the Lease shall remain the same.

Executed as of the day and year first above written.

TENANT:

Sport-Haley, Inc., a Colorado corporation

By:	/s/ Donald W. Jewell
Donald W. Jewell, CEO

LANDLORD:

/s/ Thomas J. Hilb
Thomas J. Hilb, Individually

CONNIE HILB TRUST

By:	/s/ Thomas J. Hilb
Thomas J. Hilb, Trustee